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                                                                     EXHIBIT 1.1

                         RELIANT ENERGY, INCORPORATED
           2% Zero-Premium Exchangeable Subordinated Notes due 2029

                          --------------------------

                            Underwriting Agreement

                          --------------------------



                                              September 15, 1999
Goldman, Sachs & Co.,
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Salomon Smith Barney Inc.
As representatives of the several Underwriters
c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004.

Ladies and Gentlemen:

          Reliant Energy, Incorporated, a Texas corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 17,167,382 2% Zero-Premium Exchangeable Subordinated Notes due 2029 (the "Securities").

     1.  Representations and Warranties of the Company.
         ---------------------------------------------

          (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

               (i) A registration statement on Form S-3, and an amendment thereto, with respect to the Securities (File No. 333-86403) including a prospectus (any preliminary prospectus included in such registration statement being hereinafter referred to as a "Preliminary Prospectus"), copies of which have been delivered to you, have been prepared and filed by the Company with the Securities and Exchange Commission (the "Commission") and have been declared effective under the Securities Act of 1933, as amended (the "Act"). No other document with respect to the registration statement (other than an acceleration request relating thereto and the Preliminary Supplemented Prospectus (as defined herein)) or document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission. No stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or, to the best knowledge of the Company, threatened by the Commission. Such registration statement (including all documents filed as part thereof or incorporated by reference therein, but excluding any Form T-1), as amended and supplemented at
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the date of this Agreement, is hereinafter referred to as to the "Registration
Statement." If it is contemplated, at the time this Agreement is executed, that a registration statement will be filed pursuant to Rule 462(b) under the Act prior to the Time of Delivery (hereinafter defined), the term "Registration Statement" as used in this Agreement includes such registration statement. The prospectus contained in the Registration Statement at the time the Registration Statement was declared effective is hereinafter referred to as the "Basic Prospectus."

          The prospectus included in the Registration Statement, as amended and supplemented to the date of this Agreement (including all documents then incorporated by reference therein and including the Preliminary Supplemented Prospectus (hereinafter defined) as further supplemented by the Final Supplemented Prospectus (hereinafter defined)), is hereinafter referred to as the "Prospectus." Any reference herein to the Registration Statement, the Prospectus, a Preliminary Prospectus, the Basic Prospectus, the Preliminary Supplemented Prospectus or the Final Supplemented Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, or deemed to be incorporated by reference therein, and filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the date of such Registration Statement, Prospectus, Preliminary Prospectus, Basic Prospectus, Preliminary Supplemented Prospectus or Final Supplemented Prospectus. Any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include, without limitation, the filing of any document under the Exchange Act deemed to be incorporated therein by reference after the date of such Registration Statement or Prospectus.

          A prospectus supplement, subject to completion, dated September 13, 1999, to and including the Basic Prospectus (the "Preliminary Supplemented Prospectus") has been prepared and was filed pursuant to Rule 424 under the Act. A prospectus supplement, dated the date hereof, to and including the Basic Prospectus, setting forth the terms of the Securities and of their sale and distribution (the "Final Supplemented Prospectus") has been prepared and will be filed pursuant to Rule 424 under the Act.

               (ii) The Registration Statement conforms, and any further amendments thereto will conform, in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the "TIA"), and the applicable rules and regulations of the Commission thereunder, and does not and will not, as of the applicable effective date of the Registration Statement and any amendment thereto, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; on the date of the Preliminary Supplemented Prospectus, the Preliminary Supplemented Prospectus conformed in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder, and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and no order preventing or suspending the use of the Preliminary Supplemented Prospectus has been issued by the Commission; and on the date of this Agreement, the Registration Statement and the Prospectus conform, and, at the Time of Delivery, they will conform, in all material respects to the requirements of the Act and the TIA and the applicable rules and regulations of the Commission thereunder, and, on the date of this Agreement, do not and, at the Time of Delivery, will not contain any untrue statement of a material

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fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

               (iii) Each document filed or to be filed pursuant to the Exchange Act and incorporated by reference, or deemed to be incorporated by reference in the Prospectus (including any document to be filed pursuant to the Exchange Act which will constitute an amendment to the Prospectus) conformed or, when so filed, will conform in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, and none of such documents included or, when so filed, will include any untrue statement of a material fact or omitted or, when so filed, will omit to state any material fact required to be stated therein or necessary to make the statements therein (and, in the case of a document filed after the effective date of the Registration Statement and not treated as a post-effective amendment to the Registration Statement for purposes of the liability provisions of the Act, in the light of the circumstances under which they were made at the time of the filing of such document with the Commission) not misleading;

               (iv) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Texas, with power and authority to own, lease and operate its properties and conduct its business as described in the Final Supplemented Prospectus;

               (v) This Agreement has been duly authorized, executed and delivered by the Company;

               (vi) The Securities have been duly authorized by the Company and, when executed and delivered pursuant to this Agreement and duly authenticated and delivered by the Trustee under the Indenture (each as herein defined), such Securities will be duly and validly issued and will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), and entitled to the benefits provided by the subordinated indenture to be dated as of September 1, 1999 (the "Indenture") between the Company and Chase Bank of Texas, National Association, as Trustee (the "Trustee"), under which they are to be issued, the Indenture has been duly authorized by the Company and, when executed and delivered by the Company and the Trustee, will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); and the Securities and the Indenture conform to the descriptions thereof in the Final Supplemented Prospectus;

               (vii) Neither the issue and sale of the Securities by the Company, the compliance by the Company with all of the provisions of this Agreement, the Securities and the Indenture nor the consummation of the transactions contemplated herein and therein (i) conflicts with or results in a breach or violation of any of the terms or provisions of, or constitutes a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property

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or assets of the Company is subject, which conflict, breach, violation or default would, individually or in the aggregate, have a material adverse effect on the business, properties or financial condition of the Company (a "Material Adverse Effect"), (ii) violates the provisions of the Restated Articles of Incorporation or Amended and Restated By-Laws of the Company or (iii) violates any existing statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties, which violation would, individually or in the aggregate, have a Material Adverse Effect; the Commission has issued an order under the Act declaring the Registration Statement effective and qualifying the Indenture under the TIA and no other consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities by the Company or the consummation by the Company of the transactions contemplated by this Agreement and the Indenture, except such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

               (viii) Neither the Company nor any of its subsidiaries is an "affiliate" (as defined for purposes of Section 2(11) of the Act) of Time Warner Inc., a Delaware corporation ("Time Warner"); neither the Company nor any of its subsidiaries has material non-public information with respect to Time Warner; and neither the Company nor any of its subsidiaries has the right to cause the registration of shares of common stock of Time Warner ("Time Warner Common Stock") under the Act;

               (ix) The shares of Time Warner Common Stock owned by the Company are not "restricted securities" as that term is defined in Rule 144 under the Act; and

               (x) The information regarding the year 2000 problem contained in the Company's reports filed under the Exchange Act which are incorporated by reference in the Prospectus are true in all material respects as of the dates of such filings.

     2.  Sale and Delivery.
         -----------------

          (a) Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase, at a purchase price of $57.085 per Security, plus accrued interest, if any, from September 21, 1999 to the Time of Delivery hereunder, the number of Securities set forth opposite the name of such Underwriter in Schedule I hereto.

          (b) The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company ("DTC") or its designated custodian. The Company will deliver the Securities to Goldman, Sachs & Co., for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same day) funds to a commercial bank account located in the United States and designated in writing at least forty-eight hours prior to the Time of Delivery by the Company to Goldman, Sachs & Co., by causing DTC to credit the Securities to the account of Goldman, Sachs & Co. at DTC. The Company will cause the global certificates representing the Securities to be made available to Goldman, Sachs & Co. for checking at least twenty-four hours

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prior to the Time of Delivery at the office of DTC or its designated custodian
(the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Securities, 9:30 a.m., New York City time, on September 21, 1999 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing (the "Time of Delivery").

          (c) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 5 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 5(k) hereof, will be delivered at such time and date at the offices of Baker & Botts, L.L.P., 910 Louisiana, Houston, Texas 77002-4995 or such other location as Goldman, Sachs & Co. and the Company may agree in writing (the "Closing Location"), and the Securities will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 1:00 P.M., local time or at such other time as Goldman, Sachs & Co. and the Company may agree in writing, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 2, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

     3.  Covenants and Agreements.
         ------------------------

          The Company covenants and agrees with each of the Underwriters:

          (a) To furnish without charge to the Underwriters a copy of the Registration Statement, including all documents incorporated by reference therein and exhibits filed with the Registration Statement (other than exhibits which are incorporated by reference and have previously been so furnished), and, during the period mentioned in paragraph (c) below, as many copies of the Preliminary Supplemented Prospectus and the Final Supplemented Prospectus and any documents incorporated by reference therein at or after the date thereof (including documents from which information has been so incorporated) and any supplements and amendments thereto as each Underwriter may reasonably request so long as such Underwriter is required to deliver a prospectus;

          (b) To prepare and to file the Final Supplemented Prospectus pursuant to, and in compliance with, the applicable rules under the Act and to promptly advise the Underwriters (i) when any amendment to the Registration Statement shall have been filed; provided, that, with respect to documents filed pursuant to the Exchange Act and incorporated by reference into the Registration Statement, such notice shall only be required during such time as the Underwriters are required, in their reasonable opinion after consultation with counsel, to deliver a prospectus, (ii) of any request by the Commission for any amendment of the Registration Statement, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. So long as any Underwriter is required, in its reasonable opinion after consultation with counsel, to deliver a prospectus, the Company will not file any amendment to the Registration Statement or supplement to the Prospectus unless the Company has furnished one copy of such

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amendment or supplement to Goldman, Sachs & Co., and, if such amendment or supplement is to be filed on or prior to the Time of Delivery, or under circumstances where the Underwriters are required, in their reasonable opinion after consultation with counsel, to deliver a prospectus, the Underwriters shall not reasonably have objected thereto. If the Commission shall issue a stop order suspending the effectiveness of the Registration Statement, the Company will take such steps to obtain the lifting of that order as in the best judgment of the Company are not contrary to the interests of the Company;

          (c) If, at any time when in any Underwriter's reasonable opinion, after consultation with counsel, the Prospectus is required by law to be delivered by such Underwriter or a dealer, any event shall occur as a result of which it is necessary, in the reasonable opinion of any Underwriter or the Company, after consultation with counsel, to amend or supplement the Prospectus or modify the information incorporated by reference therein in order to make the statements therein, in light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading, or if it shall be necessary in the reasonable opinion of any Underwriter or the Company, after consultation with counsel, to amend or supplement the Prospectus or modify such information to comply with law, to forthwith (i) prepare and furnish, at the Company's own expense, to the Underwriters and to the dealers (whose names and addresses the Underwriters will furnish to the Company) to whom Securities may have been sold by the Underwriters and to any other dealers upon reasonable request, either amendments or supplements to the Prospectus or (ii) file with the Commission documents incorporated by reference in the Prospectus, which shall be so supplied to the Underwriters and such dealers, in either case so that the statements in the Prospectus as so amended, supplemented or modified will not, in light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law;

          (d) To endeavor to qualify, at its expense, the Securities for offer and sale under the Securities or Blue Sky laws of such jurisdictions as the Underwriters shall reasonably request and to pay all filing fees, reasonable expenses and legal fees in connection therewith and in connection with the determination of the eligibility for investment of the Securities; provided, that, the Company shall not be required to qualify as a foreign corporation or a dealer in securities or to file any consents to service of process under the laws of any jurisdiction;

          (e) To make generally available to its security holders as soon as practicable an earnings statement of the Company covering a twelve-month period beginning after the Time of Delivery which shall satisfy the provisions of
Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including Rule 158 under the Act);

          (f) During the period beginning on the date of this Agreement and continuing to and including the date 90 days after the date of this Agreement, the Company will not offer, sell, contract to sell or otherwise dispose of any Time Warner Common Stock, any securities of Time Warner which are substantially similar to shares of Time Warner Common Stock or any securities which are convertible into or exchangeable for Time Warner Common Stock or such substantially similar securities (except for the Securities issued pursuant to this Agreement) without the prior written consent of Goldman, Sachs & Co.; and

          (g) To use commercially reasonable efforts to effect the listing of the Securities on a national securities exchange or the inclusion of the Securities on a national quotation system.

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Commercially reasonable efforts shall not include the purchase of Securities by the Company or any of its affiliates or any efforts by the Company to cause the Securities to be held by more beneficial owners.

     4.  Expenses.
         --------

          The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) all expenses in connection with the preparation, printing and filing of the Registration Statement as originally filed and of each amendment thereto; (ii) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the issue of the Securities and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Prospectus, the Preliminary Supplemented Prospectus, the Final Supplemented Prospectus and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (iii) all reasonable expense in connection with the qualification of the Securities, for offering and sale under state securities laws as provided in Section 3(d) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (vii) any fees and expenses incurred in connection with the listing of the Securities on a national securities exchange or inclusion of the Securities on a national quotation system; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 6 and 9 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of both firms (Skadden, Arps, Slate, Meagher & Flom LLP and Dewey Ballantine LLP) that are acting as their counsel and any advertising expenses connected with any offers they may make.

     5.  Conditions of Underwriters' Obligations.
         ---------------------------------------

          The obligations of the Underwriters hereunder shall be subject to the accuracy, at and (except as otherwise stated herein) as of the date hereof and at and as of the Time of Delivery, of the representations and warranties made herein by the Company, to compliance at and as of the Time of Delivery by the Company with its covenants and agreements herein contained and the other provisions hereof to be satisfied at or prior to the Time of Delivery, and to the following additional conditions:

          (a) (i) The Preliminary Supplemented Prospectus and the Final Supplemented Prospectus shall have been filed with the Commission pursuant to, and in compliance with, the applicable rules under the Act; no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose shall be pending before or threatened by the Commission, and the Underwriters shall have received on and as of the Time of Delivery, a certificate dated such date, signed by an executive officer (including, without limitation, the Treasurer) of the Company to the foregoing effect, and (ii) there shall have been no material adverse change in or affecting the business, properties or financial condition of the Company from that set forth in or contemplated by the Registration Statement at the time it became effective,

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except as set forth in or contemplated by the Prospectus, and the Underwriters shall have received on and as of the Time of Delivery, a certificate dated such date, signed by an executive officer (including, without limitation, the Treasurer) of the Company to the foregoing effect. The officer or agent executing such certificate may rely upon the best of his or her knowledge as to any proceedings pending or threatened.

          (b) Dewey Ballantine LLP, counsel for the Underwriters, shall have furnished to you such opinion or opinions addressing such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters. In giving such opinion, such counsel may rely as to matters of Texas law upon the opinions of Baker & Botts, L.L.P. and Hugh Rice Kelly or Rufus Scott.

          (c) Hugh Rice Kelly, Executive Vice President, General Counsel, and Corporate Secretary for the Company or Rufus Scott, Vice President, Deputy General Counsel and Assistant Corporate Secretary for the Company, shall have furnished to you his written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that;

               (i) The Company has been duly incorporated and is validly existing in good standing under the laws of the State of Texas and has corporate power and authority to enter into and perform its obligations under this Agreement and the Indenture;

               (ii) No consent, approval, authorization or other order of, or registration with, any governmental regulatory body (other than such as may be required under applicable state securities laws, as to which such counsel need not express an opinion) is required for the issuance and sale of the Securities being delivered at such Time of Delivery or the consummation by the Company of the transactions contemplated by this Agreement and the Indenture;

               (iii) To the best of such counsel's knowledge and other than as set forth or contemplated in the Prospectus, there are no legal or governmental proceedings pending or threatened to which Company is subject, which, individually or in the aggregate, are expected to have a material adverse effect on the financial position, shareholders' equity or results of operations of the Company;

               (iv) The issuance by the Company of the Securities and the execution, delivery and performance by the Company of this Agreement and the Indenture will not result in the breach or violation of, or constitute a default under, the Restated Articles of Incorporation or the Amended and Restated Bylaws of the Company, each as amended to date, any indenture, mortgage, deed of trust or other agreement or instrument for borrowed money to which the Company is a party or by which it is bound or to which its property in subject or any law, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or its property, in any manner which would have a material adverse effect on the business of the Company;

               (v)    The description of statutes and regulations set forth in
Part I of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 under the captions "Business -- Regulation" and "Business-- Environmental Matters," as updated in the Forms 10-Q for the quarters ended March 31 and June 30, 1999 fairly describe in all material respects the portions of the statutes and regulations addressed thereby.

          (d) Baker Botts, L.L.P., counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

               (i) Such counsel does not know of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not so described or filed;

               (ii) The statements set forth in the Final Supplemented Prospectus under the caption "Description of the ZENS" and in the Basic Prospectus under the caption "Description of Our Debt Securities" accurately summarize in all material respects the terms of the Securities and the Indenture;

               (iii) The Securities conform as to legal matters in all material respects to the description thereof contained in the Final Supplemented Prospectus, including, without limitation, under the caption " Description of the ZENS" and in the Basic Prospectus under the caption "Description of Our Debt Securities";

               (iv) The Securities are in the form prescribed in or pursuant to the Indenture, have been duly and validly authorized by all necessary corporate action on the part of the Company and, when executed and delivered by the Company and authenticated by the Trustee as specified in or pursuant to the Indenture, will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as such enforceability is subject to the effect of any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); the Indenture has been duly authorized, executed and delivered by the Company and, when executed and delivered by the Trustee, will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability is subject to the effect of any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in proceeding in equity or at law);

               (v)    The Indenture has been duly qualified under the TIA;

               (vi) The Registration Statement has become effective under the Act, and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted and are pending or are threatened by the Commission under the Act; the Registration Statement, as of its effective date, and the Final Supplemented Prospectus, as of its date, and any amendment or supplement thereto after the date hereof and prior to such Time of Delivery, as of the date thereof (except for (A) the operating statistics, financial statements and financial statement schedules contained or incorporated by reference therein (including the auditors' reports on the financial statements and the notes to the financial statements), (B) the other financial and statistical information contained or incorporated by reference therein and
(C) the exhibits thereto, as to which such counsel need not express an opinion) complied as to form in all material respects with the requirements of Form S-3 under the Act and the applicable rules and regulations of the Commission thereunder, and each document incorporated by reference therein as originally filed pursuant to the Exchange Act (except for (A) the operating statistics, financial statements and financial statement schedules contained or incorporated by reference therein (including the auditors' reports on the financial statements and the notes to the financial statements), (B) the other financial and statistical information contained or incorporated by reference therein and
(C) the exhibits thereto, as to which such counsel need not express an opinion) when so filed complied as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder; and

               (vii) The execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company.

          In addition, such counsel shall state that no facts have come to the attention of such counsel that lead them to believe that the Registration Statement and any amendment made thereto prior to the time of such Time of Delivery (except for (A) the operating statistics, financial statements and financial statement schedules contained or incorporated by reference therein (including the auditors' reports on the financial statements and the notes to the financial statements, except to the extent that such notes describe legal or governmental proceedings to which the Company is a party and are incorporated by reference into one or more items of a report that is incorporated by reference in the Registration Statement or the Prospectus, other than an item that requires that financial statements be provided), (B) the other financial and statistical information contained or incorporated by reference therein and (C) the exhibits thereto, as to which such counsel need not comment) as of the time such Registration Statement became effective or such amendment was filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, and any amendment or supplement thereto made prior to such Time of Delivery (except for (A) the operating statistics, financial statements and financial statement schedules contained or incorporated by reference therein (including the auditors' reports on the financial statements and the notes to the financial statements, except to the extent that such notes describe legal or governmental proceedings to which the Company is a party and are incorporated by reference into one or more items of a report that is incorporated by reference in the Prospectus, other than an item that requires that financial statements be provided), (B) the other financial and statistical information contained or incorporated by reference therein and (C) the exhibits thereto, as to which such counsel need not comment), as of the date of the Final Supplemented Prospectus or such amendment or supplement contained, or as of the Time of Delivery contains, any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (e) Baker & Botts, L.L.P., special tax counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that such firm confirms its opinion set forth in the Prospectus under the caption "Certain United States Federal Income Tax Considerations."

          (f) At the time of execution of this Agreement, Deloitte & Touche LLP shall have furnished to you a letter dated the date of such execution, substantially in the form heretofore supplied and deemed satisfactory to you.

          (g) At the Time of Delivery, Deloitte & Touche LLP shall have furnished you a letter, dated the Time of Delivery, to the effect that such accountants reaffirm, as of the Time of Delivery and as though made on the Time of Delivery, the statements made in the letter furnished by such accountants pursuant to paragraph (g) of this Section 5, except that the specified date referred to in such letter will be a date not more than five business days prior to the Time of Delivery.

          (h) There shall have been no material adverse change in or affecting the business, properties or financial condition of Time Warner from that set forth in or contemplated by the publicly available documents referred to in the Registration Statement at the time it became effective.

          (i) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company's or Time Warner's securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this paragraph (j) in the reasonable judgment of the Underwriters makes it impracticable to market the Securities, to proceed with the public offering or to deliver the Securities being issued at such Time of Delivery on the terms and in the manner contemplated in the Prospectus.

          (j) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in the introductory paragraph to this
Section 5 and subsection (a) of this Section and as to such other matters as you may reasonably request.

     6.  Indemnification and Contribution.
         --------------------------------

               (a) The Company agrees to indemnify and hold harmless each Underwriter, and each person, if any, who controls each Underwriter within the meaning of the Act or the Exchange Act, against any losses, claims, damages, liabilities or expenses; (including the reasonable cost of investigating and defending against any claims therefore and counsel fees incurred in connection therewith), joint or several, which may be based upon either the Act, or the Exchange Act, or any other statute or at common law, on the ground or alleged ground that any Preliminary Supplemented Prospectus, Final Supplemented Prospectus, Preliminary Prospectus, the Registration Statement, the Basic Prospectus or the Prospectus (or any such document, as from time to time amended, or deemed to be amended, supplemented or modified) includes or allegedly includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. specifically for use in the preparation thereof; provided that in no case is the Company to be liable with respect to any claims made against any Underwriter or any such controlling person unless such Underwriter or such controlling person shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Underwriter or such controlling person, but failure to notify the Company of any such claim shall not relieve it from any liability which it may have to such Underwriter or such controlling person otherwise than on account of the indemnity agreement contained in this paragraph; and provided, further, that the foregoing indemnity with respect to the Preliminary Prospectus, the Basic Prospectus, the Prospectus, the Preliminary Supplemented Prospectus and the Final Supplemented Prospectus shall not inure to the benefit of any Underwriter if a copy of the Preliminary Prospectus, the Basic Prospectus, the Prospectus, the Preliminary Supplemented Prospectus or the Final Supplemented Prospectus (as amended or supplemented) had not the been sent or given by or on behalf of such Underwriter to the person asserting any such losses, claims, damages or liabilities concurrently with or prior to delivery of the written confirmation of the sale of Securities to such person and the untrue statement or omission of a material fact contained in any such Preliminary Prospectus, Basic Prospectus, Prospectus, Preliminary Supplemented Prospectus or Final Supplemented Prospectus was corrected in the Preliminary Prospectus, the Basic Prospectus, the Prospectus, the Preliminary Supplemented Prospectus or the Final Supplemented Prospectus (as amended or supplemented).

          The Company will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if the Company elects to assume the defense, such defense shall be conducted by counsel chosen by it. In the event that the Company elects to assume the defense of any such suit and retains such counsel, the Underwriter or Underwriters or controlling person or persons, defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) the Company shall have specifically authorized the retaining of such counsel or (ii) the parties to such suit include the Underwriter or Underwriters or controlling person or persons and the Underwriter or Underwriters or controlling person or persons have been advised by such counsel that one or more legal defenses may be available to it or them which may not be available to the Company, in which case the Company shall not be entitled to assume the defense of such suit on behalf of such Underwriter or Underwriters or controlling person or persons, notwithstanding their obligation to bear the reasonable fees and expenses of such counsel, it being understood, however, that the Company shall not, in connection with any one such suit or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such Underwriters and their controlling persons, which firm shall be designated in writing by Goldman, Sachs & Co. The Company shall not be liable to indemnify any person for any settlement of any such claim effected without the Company's consent. The Company shall not, without the written consent of the Underwriter and/or controlling person entitled to indemnification under this Section 6(a), affect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not such Underwriter or controlling person is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of such Underwriter and/or controlling person from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of such Underwriter and/or controlling person. This indemnity agreement will be in addition to any liability, which the Company might otherwise have.

          (b) Each Underwriter agrees to Indemnify and hold harmless the Company, each of the Company's directors, each of the Company's officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act, against any losses, claims, damages, liabilities or expenses (including the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith), joint or several, which may be based upon the Act, or any other statute or at common law, on the ground or alleged ground that any Preliminary Supplemented Prospectus, Final Supplemented Prospectus, Preliminary Prospectus, the Registration Statement, the Basic Prospectus or the Prospectus (or any such document, as from time to time amended, or deemed to be amended, supplemented or modified) includes or allegedly includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. specifically for use in the preparation thereof; provided that in no case is such Underwriter to be liable with respect to any claims made against the Company or any such director, officer or controlling person unless the Company or any such director, officer or controlling person shall have notified such Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Company or any such director, officer or controlling person, but failure to notify such Underwriter of any such claim shall not relieve it from any liability which it may have to the Company or any such director, officer or controlling person otherwise than on account of the indemnity agreement contained in this paragraph. Such Underwriter will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if such Underwriter elects to assume the defense, such defense shall be conducted by counsel chosen by it. In the event that such Underwriter elects to assume the defense of any such suit and retain such counsel, the Company or such director, officer or controlling person, defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) such Underwriter shall have specifically authorized the retaining of such counsel or (ii) the parties to such suit include the Company or any such director, officer or controlling person and such Underwriter and the Company or such director, officer, trustee or controlling person have been advised by such counsel that one or more legal defenses may be available to it or them which may not be available to such Underwriter, in which case such Underwriter shall not be entitled to assume the defense of such suit on behalf of the Company or such director, officer or controlling person, notwithstanding its obligation to bear the reasonable fees and expenses of such counsel, it being understood, however, that such Underwriter shall not, in connection with any one such suit or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one a separate firm of attorneys at any time for all of the Company and any such director, officer or controlling person, which firm shall be designated in writing by the Company. Such Underwriter shall not be liable to indemnify any person for any settlement of any such claim effected without such Underwriter's consent. Such Underwriter shall not, without the written consent of the Company or any such person, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the Company or any such person from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the Company or any such person. This indemnity agreement will be in addition to any liability which such Underwriter might otherwise have.

          (c) If recovery is not available under Section 6(a) or 6(b) hereof, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution for liabilities and expenses, except to the extent that contribution is not permitted under Section 1l(f) of the Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the Securities (taking into account the portion of the proceeds of the offering realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. The Company and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose). No Underwriters or any person controlling such Underwriters shall be obligated to make contribution hereunder which in the aggregate exceeds the total public offering price of the Securities purchased by such Underwriters under this Agreement, less the aggregate amount of any damages which such Underwriters and its controlling persons have otherwise been required to pay in respect of the same claim or any substantially similar claim. The Underwriters' obligations to contribute are several in proportion to their respective underwriting obligations, and not joint.

     7.  Substitution of Underwriters.
         ----------------------------

               If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder and the aggregate number of such Securities which such defaulting Underwriter agreed but failed to purchase does not exceed 10% of the aggregate number of all the Securities, the non-defaulting Underwriters may make arrangements satisfactory to the Company for the purchase of the aggregate number of such Securities by other persons, including the non-defaulting Underwriters, but if no such arrangements are made prior to the Time of Delivery, the non-defaulting Underwriters shall be obligated severally in proportion to their respective commitments hereunder, to purchase the Securities which such defaulting Underwriter agreed but failed to purchase. It any Underwriter or Underwriters shall so default and the aggregate number of such Securities with respect to which such default or defaults occur is more than 10% of the aggregate number of all the Securities and arrangements satisfactory to the non-defaulting Underwriters and the Company for the purchase of such Securities by other persons are not made within 48 hours after such default, this Agreement will terminate.

               If the non-defaulting Underwriter or substituted Underwriter or Underwriters are required hereby or agree to take up all or part of the Securities of the defaulting Underwriter as provided in this Section 7, (i) the Company shall have the right to postpone the Time of Delivery for a period of not more than five full business days, in order that the Company may effect whatever changes may thereby be made necessary in the Registration Statement or Prospectus or in any other documents or arrangements, and the Company agrees to promptly file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective aggregate number of Securities which the non-defaulting Underwriters or substituted purchaser or purchasers shall thereafter be obligated to purchase shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company or the non-defaulting Underwriters for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this Section 7 shall be without liability on the part of the non-defaulting Underwriters or the Company, other than as provided in Sections 6 and 9.

     8.  Survival of Indemnities, Representations, Warranties, etc.
         ----------------------------------------------------------

               The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or an behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

     9.  Termination.
         -----------

               If this Agreement shall be terminated by the Underwriters, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the respective indemnities shall remain in full force and effect and the Company will reimburse the Underwriter or such Underwriters as have so terminated this Agreement with respect to themselves for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by them in connection with the transactions contemplated by this Agreement.

     10. Notices.
         -------

         In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you.

         All statements, requests, notices and agreements hereunder shall be in writing, and (i) if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you in care of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registration Department; (ii) if to the Company shall be delivered or sent by mail, telex or facsimile transmission to Reliant Energy, Incorporated, 1111 Louisiana, Houston, Texas 77002,
Attention: Assistant Treasurer. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

     11. Successors.
         ----------

         This Agreement shall inure to the benefit of and be binding upon the several Underwriters and the Company and their respective successors and the directors, officers and controlling persons referred to in Section 6 of this Agreement. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other that the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be, and being, for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of the Act or the Exchange Act, and the representations, warranties, covenants, agreements and indemnities of the several Underwriters shall also be for the benefit of each director of the Company, each person who has signed the Registration Statement and the person or persons, if any, who control the Company within the meaning of the Act.

     12. Applicable Law.
         --------------
               This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     13. Counterparts.
         ------------

               This Agreement may be executed by any one more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

          If the foregoing is in accordance with your understanding, please sign and return to us seven counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                              Very truly yours,


                              Reliant Energy, Incorporated

                              By: /s/ Stephen W. Naeve
                                 ---------------------------------------
                                  Name:  Stephen W. Naeve
                                  Title: Vice Chairman and
                                         Chief Financial Officer

Accepted as of the date hereof:
Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Salomon Smith Barney Inc.


By: /s/ Goldman, Sachs & Co.
   ----------------------------------
   (Goldman, Sachs & Co.)

On behalf of each of the Underwriters

                                  SCHEDULE I

                                                                        Total Number
Underwriters                                                            of Securities
---------------------------------------------------------------------------------------------------
Goldman, Sachs & Co.                                                    14,592,274*
Merrill Lynch, Pierce, Fenner & Smith Incorporated                       1,287,554
Salomon Smith Barney Inc.                                                1,287,554
---------------------------------------------------------------------------------------------------
     Total                                                              17,167,382




--------------------
*The Company is hereby granted the right to reduce the number of Securities sold to Goldman, Sachs, & Co. by an amount equal to one Security.

                                       1